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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event JANUARY 29, 2000 reported)


                           OPHTHALMIC IMAGING SYSTEMS
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               (Exact Name of Registrant as Specified in Charter)

         CALIFORNIA                    1-11140                  94-3035367
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(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


221 LATHROP WAY, SUITE I, SACRAMENTO, CA                          95815
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:      (916) 646-2020
                                                   --------------------------

                                       N/A
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         (Former Name and Former Address, if Changed Since Last Report.)


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ITEM 5. OTHER EVENTS.

     This Report is filed by Ophthalmic Imaging Systems, a California corporation ("Registrant"), pursuant to Item 5 to Form 8-K, to report (a) the resignations of its President and Chief Financial Officer, (b) the termination of the Agreement and Plan of Reorganization By and Among Premier Laser Systems, Inc. ("Premier"), Ophthalmic Acquisition Corporation and Ophthalmic Imaging System, dated October 21, 1999 (the "Merger Agreement"), and (c) the receipt by Registrant of a written demand for repayment of outstanding debt allegedly owed to Premier. Each event is described more fully below.

     (a)  OFFICER RESIGNATIONS.

     On January 29, 2000, Steven R. Verdooner resigned from Registrant's Board of Directors and resigned his position as Registrant's President and Chief Executive Officer. On February 14, 2000, Steven C. Lagorio resigned his position as Registrant's Chief Financial Officer and Secretary.

     Messrs. Verdooner and Lagorio are currently working with, and providing consulting services for, Registrant as independent contractors. Registrant's Chairman of the Board of Directors, Walt Williams, is presently acting as Registrant's President and Secretary until it is able to recruit and hire new management.

     (b)  TERMINATION OF MERGER AGREEMENT.

     On February 17, 2000, Registrant terminated the Merger Agreement. On February 11, 2000, Premier announced that it had filed a voluntary petition for protection and reorganization under Chapter 11 of the U.S. Bankruptcy Code. Premier owns approximately 51% of Registrant's voting stock.

     Registrant is exploring alternative sources of funding. To date, Registrant has no commitment for outside funding and no assurance that it will be able to obtain outside funding upon terms and conditions that are satisfactory to Registrant, if at all.

     (c)  REPAYMENT DEMAND.

     By letter dated February 17, 2000, Premier made a demand for the repayment by Registrant of certain intercompany debt allegedly owed to Premier, which Premier now claims exceeds $2 million. Premier also alleges that Registrant is in breach of a manufacturing agreement with Premier and therefore owes Premier an additional amount in excess of $850,000 for the purchase of certain inventory.

     Registrant believes that it has valid defenses and offsets against an undetermined amount of these claims, and it will defend itself vigorously.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OPHTHALMIC IMAGING SYSTEMS

Date     March 17, 2000                     By /s/ WALT WILLIAMS
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                                              Walt Williams,
                                              Chairman of the Board of Directors